Exhibit 99.1

   NEWS RELEASE

Contacts:

Gastar Exploration Inc.

Michael A. Gerlich, Chief Financial Officer

713-739-1800 / mgerlich@gastar.com

Investor Relations Counsel:

Lisa Elliott / lelliott@DennardLascar.com

Dennard-Lascar Investor Relations: 713-529-6600

Gastar Exploration Announces New Independent Director

HOUSTON, May 14, 2018 – Gastar Exploration Inc. (NYSE American: GST) today announced that its board of directors (the “Board”) has appointed Harry Quarls to the Board effective today.

Mr. Quarls currently serves as an independent director for Rosehill Resources Inc., a publicly traded independent oil and natural gas company, a position he has held since April 2017.  He also currently serves as chairman of the board of SH 130 Concessions Company LLC and as a director of Opal Resources LLC, privately-held companies.  Mr. Quarls served as chairman of the board for Penn Virginia Corporation, a publicly traded exploration and production company, from September 2016 until his retirement in February 2018.  He also previously served as chairman of the board of US Oil Sands Corporation and of Trident Resources Corporation, and was a director for Fairway Resources LLC.

Mr. Quarls served as managing director at Global Infrastructure Partners., a leading global, independent infrastructure investor from January 2009 until December 2017.  Additionally, Mr. Quarls served as managing director and practice leader for global energy as well as a member of the board of directors at Booz & Company, a leading international management consulting firm, from 1982 to 2007.

Mr. Quarls earned an MBA from Stanford University and also holds ScM. and Bachelors of Science degrees, both in chemical engineering, from M.I.T. and Tulane University, respectively.

Jerry Schuyler, Gastar’s Chairman of the board of directors and interim CEO, said, “On behalf of the Board of Gastar Exploration, we are very pleased to welcome Harry Quarls to the Board and look forward to benefitting from his substantial knowledge. His outstanding qualifications include considerable financial and energy investing expertise, as well as experience on the boards of numerous public and private energy companies. This level of experience will be a tremendous asset as Gastar develops its quality acreage position in the STACK Play and works to build shareholder value.”

About Gastar Exploration

Gastar Exploration Inc. is a pure-play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar holds a concentrated acreage position in the normally pressured oil window of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Meramec, Oswego, Osage, Woodford and Hunton formations. For more information, visit Gastar's website at www.gastar.com.

Forward Looking Statements

This news release includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements express our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "will," "should," and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks described in Gastar's Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission ("SEC"), available at the SEC's website at www.sec.gov.  By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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